Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:  William P. Hornby, CPA

      whornby@centurybank.com

Phone:     781-393-4630

Fax:         781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR 2019, UP 10%; ASSET GROWTH TO RECORD $5.5 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 21, 2020—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $39,699,000 for the year ended December 31, 2019, or $7.13 per Class A share diluted, an increase of 9.6% compared to net income of $36,213,000, or $6.50 per Class A share diluted, for the same period a year ago. Total assets increased 6.4% from $5.16 billion at December 31, 2018 to $5.49 billion at December 31, 2019. For the quarter ended December 31, 2019, net income totaled $10,732,000 or $1.93 per Class A share diluted, an increase of 8.1% compared to net income of $9,925,000 or $1.78 per Class A share diluted, for the same period a year ago.

Net interest income totaled $95.8 million for the year ended December 31, 2019 compared to $92.6 million for the same period in 2018. The 3.5% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.18% on a fully taxable equivalent basis in 2018 to 2.10% for 2019. This was primarily the result of increased rates paid on deposits. The average balances of earning assets increased by $335.8 million or 7.2%, combined with an average yield increase of 0.23%, resulting in an increase in interest income of $22.1 million. The average balance of interest bearing liabilities increased by $298.1 million or 7.9%, combined with an average cost of funds increase of 0.38%, resulting in an increase in interest expense of $18.9 million.

The Company’s effective tax rate decreased from 4.2% for the year ended December 31, 2018 to 2.7% for the same period in 2019. This was primarily as a result of a reduction in tax accruals related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. Therefore, the full amount of the AMT credit carryover will be refunded to the Company.

-more-

At December 31, 2019, total equity was $332.6 million compared to $300.4 million at December 31, 2018. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 7.25% at December 31, 2019, compared to 6.91% at December 31, 2018. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of December 31, 2019 was $59.73 per share compared to $53.96 at December 31, 2018.

The Company’s allowance for loan losses was $29.6 million or 1.22% of loans outstanding at December 31, 2019 compared to $28.5 million or 1.25% of loans outstanding at December 31, 2018. The ratio of the allowance for loan losses to loans outstanding has decreased from the same period last year, primarily as a result of improvements in historical loss rates. Non-performing assets totaled $2.0 million at December 31, 2019, compared to $3.5 million at December 31, 2018. Nonperforming assets decreased from the same period last year, mainly as a result of the resolution of one residential real estate property during the third quarter of 2019.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 18, 2020 to stockholders of record on February 3, 2020.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and Due From Banks	$44,420	$89,540
Federal Funds Sold and Interest-bearing Deposits In Other Banks	214,273	252,963
Securities Available-for-Sale (AFS)	262,190	338,355
Securities Held-to-Maturity	2,351,120	2,046,647
Federal Home Loan Bank of Boston stock, at cost	19,471	17,974
Loans:
Commercial & Industrial	812,417	761,775
Municipal	120,455	97,140
Construction & Land Development	8,992	13,628
Commercial Real Estate	786,102	750,362
Residential Real Estate	371,897	348,250
Consumer and Other	21,893	22,083
Home Equity	304,363	292,340

Total Loans	2,426,119	2,285,578
Less: Allowance for Loan Losses	29,585	28,543

Net Loans	2,396,534	2,257,035
Bank Premises and Equipment, net	33,952	23,921
Accrued Interest Receivable	13,110	14,406
Goodwill	2,714	2,714
Other Assets	154,640	120,380

Total Assets	$5,492,424	$5,163,935

Liabilities
Demand Deposits	$712,842	$813,478
Interest Bearing Deposits:
Savings and NOW Deposits	1,678,250	1,707,019
Money Market Accounts	1,453,572	1,325,888
Time Deposits	555,447	560,579

Total Interest Bearing Deposits	3,687,269	3,593,486

Total Deposits	4,400,111	4,406,964
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	266,045	154,240
Other Borrowed Funds	370,955	202,378

Total Borrowed Funds	637,000	356,618
Other Liabilities	86,649	63,831
Subordinated Debentures	36,083	36,083

Total Liabilities	5,159,843	4,863,496
Total Stockholders’ Equity	332,581	300,439

Total Liabilities & Stockholders’ Equity	$5,492,424	$5,163,935

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and year ended December 31, 2019 and 2018

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Interest Income:
Loans	$22,781	$20,938	$87,887	$78,551
Securities Held-to-Maturity	15,030	12,626	58,036	45,556
Securities Available-for-Sale	1,860	2,630	9,165	9,451
Federal Funds Sold and Interest-bearing Deposits In Other Banks	847	1,259	4,051	3,498

Total Interest Income	40,518	37,453	159,139	137,056
Interest Expense:
Savings and NOW Deposits	4,395	3,979	21,183	11,757
Money Market Accounts	5,365	4,883	21,170	13,922
Time Deposits	3,080	2,743	11,804	10,208
Securities Sold Under Agreements to Repurchase	775	319	2,347	976
Other Borrowed Funds and Subordinated Debentures	1,572	1,824	6,846	7,617

Total Interest Expense	15,187	13,748	63,350	44,480

Net Interest Income	25,331	23,705	95,789	92,576
Provision For Loan Losses	550	450	1,250	1,350

Net Interest Income After
Provision for Loan Losses	24,781	23,255	94,539	91,226
Other Operating Income:
Service Charges on Deposit Accounts	2,419	2,292	9,220	8,560
Lockbox Fees	955	970	3,973	3,274
Net Gain on Sales of Loans	258	—	412	—
Net Gain on Sales of Securities	—	—	61	302
Other Income	1,057	902	4,733	4,112

Total Other Operating Income	4,689	4,164	18,399	16,248
Operating Expenses:
Salaries and Employee Benefits	11,393	10,379	44,014	42,710
Occupancy	1,560	1,513	6,246	6,092
Equipment	798	777	3,238	3,132
Other	4,461	4,516	18,631	17,759

Total Operating Expenses	18,212	17,185	72,129	69,693

Income Before Income Taxes	11,258	10,234	40,809	37,781
Income Tax Expense	526	309	1,110	1,568

Net Income	$10,732	$9,925	$39,699	$36,213

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2019	December 31, 2018
Assets
Cash and Due From Banks	$75,025	$71,943
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	189,710	183,903
Securities Available-For-Sale (AFS)	313,604	400,098
Securities Held-to-Maturity (HTM)	2,152,580	1,854,328
Total Loans	2,341,190	2,222,946
Less: Allowance for Loan Losses	29,004	27,531

Net Loans	2,312,186	2,195,415
Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(3,198)	(4,017)
Bank Premises and Equipment	27,867	23,642
Accrued Interest Receivable	13,752	12,014
Goodwill	2,714	2,714
Other Assets	134,704	122,948

Total Assets	$5,218,944	$4,862,988

Liabilities
Demand Deposits	$760,420	$753,604
Interest Bearing Deposits:
Savings and NOW Deposits	1,810,481	1,514,259
Money Market Accounts	1,273,389	1,230,010
Time Deposits	519,761	577,975

Total Interest Bearing Deposits	3,603,631	3,322,244

Total Deposits	4,364,051	4,075,848
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	224,361	147,944
Other Borrowed Funds	195,843	255,591

Total Borrowed Funds	420,204	403,535
Other Liabilities	79,437	70,020
Subordinated Debentures	36,083	36,083

Total Liabilities	4,899,775	4,585,486
Total Stockholders’ Equity	319,169	277,502

Total Liabilities & Stockholders’ Equity	$5,218,944	$4,862,988

Total Average Earning Assets—QTD	$5,100,333	$4,840,923

Total Average Earning Assets—YTD	$4,997,084	$4,661,275

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2019	December 31, 2018
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.93	$1.78
Earnings per average Class A share, diluted, year	$7.13	$6.50
Return on average assets, year	0.76%	0.74%
Return on average stockholders’ equity, year	12.44%	13.05%
Net interest margin (taxable equivalent), quarter	2.14%	2.13%
Net interest margin (taxable equivalent), year	2.10%	2.18%
Efficiency ratio, Non-GAAP (1)	58.4%	59.2%
Book value per share	$59.73	$53.96
Tangible book value per share—Non-GAAP (1)	$59.24	$53.47
Capital / assets	6.06%	5.82%
Tangible capital / tangible assets—Non-GAAP (1)	6.01%	5.77%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year	5,567,909	5,567,909
Shares outstanding Class A	3,650,949	3,608,329
Shares outstanding Class B	1,916,960	1,959,580

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.22%	1.25%
Nonaccrual loans	$2,014	$1,313
Nonperforming assets	$2,014	$3,538
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,361	$2,559
Net charge-offs (recoveries), year	$208	$(938)
Leverage ratio	7.25%	6.91%
Common equity tier 1 risk weighted capital ratio	11.80%	11.32%
Tier 1 risk weighted capital ratio	12.98%	12.59%
Total risk weighted capital ratio	13.97%	13.62%
Total risk weighted assets	$2,976,650	$2,771,129
(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses	$72,129	$69,693
Less: other real estate owned expenses	134	—

Total adjusted operating expenses (numerator)	$71,995	$69,693

Net interest income	$95,789	$92,576
Total other operating income	18,399	16,248
Tax equivalent adjustment	9,068	8,853

Total income (denominator)	$123,256	$117,677

Efficiency ratio—Non-GAAP	58.4%	59.2%

Calculation of tangible book value per share:
Total stockholders’ equity	$332,581	$300,439
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$329,867	$297,725

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share—Non-GAAP	$59.24	$53.47

Book value per share—GAAP	$59.73	$53.96

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$332,581	$300,439
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$329,867	$297,725

Total assets	$5,492,424	$5,163,935
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$5,489,710	$5,161,221

Tangible capital / tangible assets—Non-GAAP	6.01%	5.77%

Capital / assets—GAAP	6.06%	5.82%